Exhibit 10.11

AMENDMENT #3
(FEBRUARY 2005 LICENSE AGREEMENT)

This amendment #3, effective as of the 31st day of January 2007 (“Third Amendment Effective Date”), amends the February 1, 2005 License Agreement entered into and between The Trustees of Columbia University in the City of New York, a New York corporation located at 116th street and Broadway, New York, New York, 10027 (“Columbia”), and Omnimmune Corp., a Texas corporation located at 4600 Post Oak Place, Suite 352, Houston, Texas 77027 (“Company”), as amended on March 29, 2005 and June 10, 2005 (collectively, the “Agreement”) according to the following terms and conditions:

1)	Section 3a(ii)(a) is amended by replacing the entirety of this section with the following:

“$25,000 by May 1, 2007, and”

2)	Section 3e is hereby amended by replacing the entirety of this section with the following:

“e.           License Maintenance Fees – Company shall pay annual license maintenance fees according to the schedule below:
$10,000 on or before May 1, 2007;
$20,000 on or before May 1, 2008;
$35,000 on or before May 1, 2009;
$50,000 on or before May 1, 2010; and $40,000 each first of May thereafter.”

3)	Section 6a(i) is amended by replacing the entirety of this section with the following:

“Before February 1, 2008, Company and/or its Sublicensees or Affiliates shall have spent at least four hundred thousand dollars ($400,000) on the direct research and development of Licensed Product(s) in the Field.”

4)	Section 6a(iii) is amended by replacing the entirety of this section with the following:

“Before February 1, 2010, Company and/or its Sublicensees or Affiliates shall have spent at least $2,500,000 on the direct research and development of Licensed Product(s) in the Field.”

5)	Section 6a(iv) is amended by replacing the entirety of this section with the following:

“(iv)           Diagnosis

(a) Company and/or its Sublicensees or Affiliates shall file an application with the FDA for at least one (1) Licensed Product for diagnosis of a human disease before February 1, 2008.

(b) Company and/or its Sublicensees or Affiliates shall have received FDA approval for at least one (1) Licensed Product for diagnosis of a human disease before February 1, 2010.

(c) Company and/or its Sublicensees or Affiliates shall file develop and market at least one (1) Licensed Product for diagnosis of a human disease somewhere in the world before February 1, 2011.”

6)	Section 6a(v) is amended by replacing the entirety of this section with the following:

“(v)           Therapy

(a) Company and/or its Sublicensees or Affiliates shall begin the first animal efficacy study of a murine or humanized MAb or fragment or any other variation thereof leading to a Licensed Product for therapy of a human disease before February 1, 2008, and shall complete said animal study before February 1, 2010.

(b) Company and/or its Sublicensees or Affiliates shall begin the first human clinical trial of at least one (1) Licensed Product for therapy of a human disease before February 1, 2010.

(c) Company and/or its Sublicensees or Affiliates shall begin the first phase II human clinical trial of at least one (1) Licensed Product for therapy of a human disease before February 1, 2011.

(d) Company and/or its Sublicensees or Affiliates shall have filed an NDA with the FDA for at least one (1) Licensed Product for therapy of a human disease before February 1, 2013.”

7)
In consideration for the execution and delivery of this Amendment #3 by Columbia, the Company will, upon such execution and delivery, (i) enter into an Amended and Restated Stockholders Agreement of the Company, in form and substances satisfactory to Columbia, and cause the stockholders of the Company to enter into such agreement at such time, (ii) issue to Columbia a number of additional shares of the common stock of the Company equal to 1% of the fully-diluted equity of the Company after giving effect to such issuance, and (iii) enter into a Stock Purchase Agreement, in form and substance satisfactory to Columbia, with respect to such additional shares.

8)
Except as expressly set forth in this Amendment #3, the Agreement shall remain in full force and effect.  If there is any inconsistency or conflict between this Amendment #3 and the Agreement, the provisions of this Amendment #3 shall govern and control.  This Amendment #3 may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Amendment #3 shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Amendment #3 in multiple originals as of the date set out below next to their signatures.

OMNIMMUNE CORP.	THE TRUSTEES OF COLUMBIA UNIVERSITY IN THE CITY OF NEW YORK

/s/ Harris A. Lichtenstein	/s/ Michael J. Cleare
Harris A. Lichtenstein, Ph.D.	Michael J. Cleare, Ph.D.
President	Executive Director, Columbia Innovation Enterprise
Date:4/30/07	Date:5/2/07 tts# 33227